Exhibit 10.1

LINE OF CREDIT PROMISSORY NOTE

$1,052,631.50	Date: March 5, 2012

FOR VALUE RECEIVED, VelaTel Global Communications, Inc. (“Borrower”) promises to pay to the order of Weal Group, Inc. (“Lender”) the sum of up to One Million Fifty-Two Thousand Six Hundred Thirty-One and 50/100 U.S. Dollars (“Principal Amount”), together with interest at the rate of 10% per annum from the date hereof.

From each disbursement, Lender shall retain 5% of the amount requested (“Holdback”) as a set-up fee and compensation for Lender’s due diligence in connection with this Note.  Each Holdback shall, nonetheless, be added to the principal balance and shall accrue interest along with the amount actually disbursed and outstanding from time to time.  The principal sum of this Note includes a Holdback on total potential disbursements of up to $1,000,000.00, or so much thereof as may be disbursed by Lender to Borrower, and includes $265,144.35 previously disbursed by Lender to Borrower at various times.

The entire Principal Amount, together with all interest accrued and unpaid, shall be due and payable on the first anniversary from the date hereof (“Maturity Date”).  Borrower may prepay this Note in whole or in part prior to the Maturity Date without penalty.  Any partial payments shall be applied first to costs of collection incident to any event of default, then to interest accrued but unpaid, then to reduction of the Principal Amount.  All interest on this Note shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Should this Note be placed in the hands of an attorney for collection, Borrower promises to pay such reasonable attorney fees and other costs of collection as Lender may incur, whether or not suit is brought.  Borrower hereby waives demand, presentment, notice of dishonor, diligence in collecting, grace and notice of protest.

Borrower is maker on a Note with Isaac Organization, Inc. (“Isaac Note”).  The Isaac Note provides that Borrower and Isaac agree to add a conversion feature granting Isaac an option to convert all or a portion of the balance of principal and interest due under the Isaac Note to shares of Borrower’s Series A common stock (“Shares”).  The details of the conversion feature will be agreed to between the Parties when Borrower has additional authorized Shares available for issuance.  Upon such amendment or substitution of the Isaac Note, Borrower agrees to amend or substitute this Note with a Note containing identical conversion features to the amended or substituted Isaac Note.

VELATEL GLOBAL COMMUNICATIONS, INC.

By /s/ George Alvarez
     George Alvarez, its Chief Executive Officer